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                                                                     EXHIBIT 5.1

                                October 31, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

           We have acted as counsel to Koss Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 19,875 shares of the Company's common stock, par value $0.005 per share (the "Shares"), as described in the Registration Statement of the Company on Form S-3, filed with the Securities and Exchange Commission on October 31, 2003 (the "Registration Statement"). The Shares were issued to certain shareholders of Addax Sound Company, a Delaware Corporation (the "Selling Stockholders").

           In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

           Based on the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

           The foregoing opinions are limited in all respects to the federal laws of the United States of America, the General Corporation Law of the State of Delaware, the Constitution of the State of Delaware, and case law construing Delaware laws.

           This opinion may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of the Shares under the caption "Legal Matters" in the prospectus that constitutes a part of the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                   Very truly yours,

                                                   /s/ Hughes & Luce, LLP